Press Release

Dollarama Group L.P. Announces First Quarter Fiscal 2008 Results

MONTREAL, June 20, 2007 – Dollarama Group L.P. (the “Company”), the leading operator of dollar discount stores in Canada, today announced its results for the first quarter of fiscal year 2008, which ended May 6, 2007. [Note: all dollar amounts in this press release are in Canadian dollars unless otherwise indicated.]

On February 1, 2007, the Company changed its fiscal year end, moving it from January 31 to a floating year end ending on the closest Sunday before or after January 31 of each year. The change was effective beginning with fiscal year 2007, which ended February 4, 2007. Fiscal year 2008 began February 5, 2007, and will end February 3, 2008. There are two additional days of transactions included in the 13 weeks of the first quarter ended May 6, 2007 by comparison to the three-month period ended April 30, 2006.

Dollarama Group L.P. reported that sales increased $30.9 million, or 16.7%, to $215.9 million for the first quarter of fiscal year 2008, up from $184.9 million for the three-month period ended April 30, 2006. Sales growth was driven primarily by the opening of 65 new stores, which was offset by the temporary closure of 2 stores for a net of 63 stores opened in the twelve-month period ended May 6, 2007. Offsetting the sales increase was a decline in comparable store sales of 1.8% for the 13-week period ended May 6, 2007.

Net earnings for the first quarter of fiscal year 2008 increased $1.3 million to $10.2 million from $8.9 million for the three-month period ended April 30, 2006. Adjusted EBITDA increased 12.8%, to $29.5 million for the three-month period ended May 6, 2007 from $26.2 million for the three-month period ended April 30, 2006.

“We continued to expand our geographic footprint as we remain confident that the concept is relevant to consumers across Canada,” said Larry Rossy, CEO of Dollarama Group L.P. “The slight softness in same store sales was attributable to unfavorable weather conditions that impacted store traffic in certain markets, cannibalization of existing stores by new store openings, and a short-term issue with technology implementation which is currently being resolved. We are already realizing benefits from this new technology. We are continuing to be focused on our customer as we focus on scaling the business while offering customers the products and value they want.”

About Dollarama Group L.P.

Dollarama is the leading operator of dollar discount stores in Canada. Currently, the company operates more than 477 stores, each offering a broad assortment of quality everyday merchandise sold in individual or multiple units primarily at a fixed price of $1.00. All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers in various locations, including metropolitan areas, mid-sized cities, and small towns. In 1910, the company was established as a single variety store in Québec.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including among others, changes in customer demand for products, changes in raw material and equipment costs and availability, seasonal changes in customer demand, pricing actions by competitors and general changes in economic conditions; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

Summary Historical Financial Data

(dollars in thousands)	Three-Month period Ended April 30, 2006	13-week period Ended May 6, 2007
Statement of Operations Data:
Sales	$184,941	$215,875
Cost of sales	127,107	145,296

Gross profit	57,834	70,579
Expenses:
General administrative and store operating expenses	33,186	43,317
Amortization(1)	2,810	4,099

Total expenses	35,996	47,416

Operating income	21,838	23,163
Other expenses:
Amortization of deferred financing costs	1,020	1,068
Interest expense	11,318	11,027
Foreign exchange (gain) or loss on derivative financial instruments and long-term debt	181	866

Earnings before income taxes	9,319	10,202
Income taxes	422	42

Net earnings	$8,897	$10,160

Statement of Cash Flows Data:
Cash flows provided by (used in):
Operating activities	$37,639	$12,264
Investing activities	(8,825)	(10,581)
Financing activities	(4,965)	(1,707)

Other Financial Data:
Capital expenditures	$8,900	$10,619
Rent expense(2)	$11,300	$13,796
Gross margin(3)	31.3%	32.7%
Number of stores (at end of period)	414	477
Comparable store sales growth(4)	5.4%	-1.8%

(dollars in thousands)	As at May 6, 2007
Balance Sheet Data:
Cash and cash equivalents	$47,671
Merchandise inventories	163,813
Property and equipment	91,277
Total assets	1,168,163
Long-term debt(5)	576,430
Partners’ capital	490,006

(1)	Amortization represents amortization of tangible and amortizable intangible assets, including amortization of favourable and unfavourable lease rights.
(2)	Rent expense represents (i) basic rent expense on a straight-line basis and (ii) contingent rent expense, net of amortization of inducements received from landlords.
(3)	Gross margin represents gross profit as a percentage of sales.
(4)	Comparable store sales is a measure of the percentage increase or decrease of the sales of stores open for at least 13 complete months and that remain open at the end of the reporting period relative to the same period in the prior year. To provide more meaningful results, the Company measures comparable store sales over periods containing an integral number of weeks beginning on a Monday and ending on a Sunday that best approximate the fiscal period to be analyzed.
(5)	Includes current portion of long-term debt, but excludes deferred financing costs which have been shown as a reduction of long-term debt on the balance sheet.

Adjusted EBITDA

EBITDA represents net income (loss) before net interest expense, income taxes, and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted to reflect items set forth in the table below. A reconciliation of net earnings to EBITDA and to Adjusted EBITDA is included below:

(dollars in thousands)	Three-Month period Ended April 30, 2006	13-Week period Ended May 6, 2007
Net earnings	$8,897	$10,160
Income taxes	422	42
Interest expense	11,318	11,027
Amortization of deferred financing costs	1,020	1,068
Amortization of fixed tangible and intangible assets	2,810	4,099

EBITDA	$24,467	$26,396
Foreign exchange (gain) or loss on derivative financial instruments and long-term debt	181	866
Management fees(a)	779	834
Non-cash straight line rent expense(b)	612	709
Non-cash stock-based compensation expense(c)	154	743

Adjusted EBITDA	$26,193	$29,548

(a)	Reflects the management fees incurred and paid or payable to the Company’s majority owners.
(b)	Represents the elimination of non-cash straight-line rent expense.
(c)	Represents the elimination of non-cash stock-based compensation expense.

The Company presents EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of its operating performance and information about the calculation of some of the financial covenants that are contained in its senior secured credit facility. The Company believes EBITDA is an important supplemental measure of operating performance because it eliminates items that have less bearing on the Company’s operating performance and thus highlights trends in the Company’s core business that may not otherwise be apparent when relying solely on Canadian GAAP financial measures. The Company also believes that securities analysts, investors and other interested parties frequently use EBITDA in the evaluation of issuers, many of which present EBITDA when reporting their results. Adjusted EBITDA is a material component of the covenants imposed on the Company by its senior secured credit facility. Under the senior secured credit facility, the Company is subject to financial covenant ratios that are calculated by reference to Adjusted EBITDA. The Company’s management also uses EBITDA and Adjusted EBITDA in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess the Company’s ability to meet future debt service, capital expenditure and working capital requirements and the Company’s ability to pay dividends on its capital stock.

EBITDA and Adjusted EBITDA are not presentations made in accordance with Canadian GAAP. As discussed above, the Company believes that the presentation of EBITDA and Adjusted EBITDA is appropriate. However, EBITDA and Adjusted EBITDA have important limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under Canadian GAAP. For example, neither EBITDA nor Adjusted EBITDA reflect (a) the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, the Company’s working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; and (d) tax payments or distributions to the Company’s parent to make payments with respect to taxes attributable to the Company that represent a reduction in cash available to the Company. Because of these limitations, the Company primarily relies on its results as reported in accordance with Canadian GAAP and use EBITDA and Adjusted EBITDA only supplementally. In addition, because other companies may calculate EBITDA and Adjusted EBITDA differently than the Company does, EBITDA may not be, and Adjusted EBITDA is not, comparable to similarly titled measures reported by other companies.

###

Contacts:

Investors:

Robert Coallier

Chief Financial Officer

514-737-7080 ext. 238

robert.coallier@dollarama.com

Media:

Alex Stanton

Stanton Crenshaw Communications

(212) 780-1900

alex@stantoncrenshaw.com

3